UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 10, 2008, Blackstone Lake Minerals Inc. (the “Company”) entered into a management consulting agreement with Dr. Rudolf Mauer, the Chief Executive Officer, Chief Financial Officer, President and the sole director of the Company. The agreement, which is dated effective as of March 1, 2008, provides that Dr. Mauer will act as the CEO, CFO, President, and as a director of the Company, and that Dr. Mauer will direct and supervise the Company’s mineral exploration and development efforts (the “Services”). Dr. Mauer has agreed to commit 50 hours per month to the Company in providing the Services.

In consideration for providing the Services, the Company has agreed to pay Dr. Mauer a consulting fee of $4,000 per month. Notwithstanding the effective date of the agreement, the Company has agreed to pay Dr. Mauer his consulting fee retroactively from November 1, 2007 for services provided by Dr. Mauer to the Company since that date. In addition, the Company has agreed to pay Dr. Mauer a per diem fee of $500 for each day that Dr. Mauer attends investor presentations or performs geological services at any mineral property owned, operated, explored, worked or managed by the Company. Dr. Mauer is also entitled to be reimbursed for reasonable travel, promotional and other expenses incurred by him while providing the Services.

Dr. Mauer’s consulting agreement extends for a period of two years and expires on February 28, 2010. The Company may cancel the agreement without cause by providing Dr. Mauer with 3 months advance written notice, while Dr. Mauer may cancel the agreement without cause by providing the Company with 30 days advance written notice.

A copy of Dr. Mauer’s consulting agreement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Management Consultant Agreement dated March 1, 2008 between Blackstone Lake Minerals Inc. and Rudolf Mauer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.

Date: March 13, 2008
	By:	/s/ John Boschert

		Name:	John Boschert
		Title:	Secretary and Treasurer